                                                                      Appendix B

                           SPEEDWAY MOTORSPORTS, INC.
                            FORMULA STOCK OPTION PLAN
                                     AMENDED


                                    ARTICLE 1
                      PURPOSE; EFFECTIVE DATE; DEFINITIONS

     1.1  Purpose. This Speedway Motorsports, Inc. Formula Stock Option Plan is
          -------
intended to secure for Speedway Motorsports, Inc. and its stockholders the benefits of the incentive inherent in common stock ownership by the Independent Directors of the Company, who are responsible in part for the Company's growth and financial success, and to afford such persons the opportunity to obtain and thereafter increase a proprietary interest in the Company on a favorable basis and thereby share in its success. This Plan is intended to constitute a "formula plan" meeting the requirements for formula awards under paragraph (c)(2)(ii) of rule 16b-3 of the Securities Exchange Commission under the Exchange Act and shall be construed accordingly.

     1.2  Effective Date. Subject to ratification of this Plan by the Company's
          --------------
stockholders as provided in Section 5.9, this Plan shall be effective on and as of January 1, 1996.

     1.3 Definitions. Capitalized terms used in this Plan but nor defined herein are used herein as defined in the option Agreement. In addition, throughout this Plan, the following terms shall have the meanings indicated:

          (a)  "Board" shall mean the Board of Directors of the Company.
                -----

          (b)  "Code" Shall mean the Internal Revenue Code of 1986, as amended,
                ----
     and the rule and regulations promulgated thereunder.

          (c)  "Committee" shall mean the Board, constituted as a committee
                ---------
     composed of all Directors other than the Independent Directors.

          (d)  "Common Stock" shall mean the Common Stock, par value $0.01 per
                ------------
     share, of the Company

          (e)  "Company" shall mean Speedway Motorsports, Inc., a Delaware
                -------
     corporation.

          (f)  "Director" shall mean any member of the Board.
                --------

          (g)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
     amended.

          (h)  "Fair Market Value" shall mean, with respect to the Common Stock
                -----------------
     on any day, the average closing sales price of a share of Common Stock for the 10 business days immediately preceding such day for which a closing price is available from the principal trading market for the Common Stock. A "business day" is any day, other than a Saturday or Sunday, on which the relevant market is open for trading.

          (i)  "Independent Director" shall mean any Director other than a
                --------------------
     Director who, at the time of an Option award to such Director hereunder, is a full-time employee of the Company or a subsidiary of the Company.

          (j)  "Option" shall mean an option to purchase shares of Common Stock
                ------
     awarded to an Independent Director pursuant to this Plan.

          (k)  "Option Agreement" shall mean an agreement between the Company
                ----------------
     and an Independent Director, in substantially the form of Annex A to this
                                                               -------
     Plan, evidencing the award of an Option.

          (l)  "Option Shares" shall mean the shares of Common Stock purchased
                -------------
     upon exercise of an Option.

          (m)  "Plan" shall mean this Speedway Motorsports, Inc. Formula Stock
                ----
     Option Plan, as the same may be amended from time to time.

                                   ARTICLE II
                                    COMMITTEE

     2.1  Committee Work. This Plan and the Options shall be interpreted,
          --------------
construed and administered by the Committee in its sole discretion such that the interpretation, construction and administration by the Committee of any provision of this Plan or of any Option shall be conclusive and binding on all parties. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of the Plan and the Company's bylaws, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable and shall hold meetings at such times and places as it may determine.

     2.2  Limitation on Receipt of Options by Committee Members. No person,
          -----------------------------------------------------
while a member of the Committee, shall be eligible to receive Options under the Plan, but a member of the Committee may exercise Options granted prior to his or her becoming a member of the Committee.

     2.3  Good Faith Determinations. No member of the Committee or other member
          -------------------------
of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder.

                                   ARTICLE III
                     ELIGIBILITY; SHARES SUBJECT TO THE PLAN

     3.1  Eligibility. Only Independent Directors shall be eligible to receive
          -----------
Option awards under this Plan.

     3.2  Shares Subject to the Plan. Subject to the provisions of Section
          --------------------------
4.2(d) (relating to adjustment for changes in the Common Stock), the maximum number of shares that may be issued under this Plan shall not exceed in the aggregate 800,000 shares of Common Stock. Such shares may be authorized and unissued shares or, in the alternative, authorized and issued shares that have been reacquired by the Company as treasury stock. If any Option awarded under this Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, then the underlying shares not acquired by Option exercise shall be available for grant hereunder.

                                   ARTICLE IV

                                 FORMULA AWARDS

     4.1  Formula. On or before January 31 of each year during the term of this
          -------
Plan (commencing after the effective date hereof), each person who is then an Independent Director shall be awarded an Option to purchase 10,000 shares of Common Stock, in each case at an exercise price per share equal to the Fair Market Value per share of Common Stock as of the date of such award. All of the Option awards referred to in this Section 4.1 shall be made by operation of the provisions of this Plan and shall require no further action by the Company, the Board, the Committee or any other person except as specifically provided for elsewhere in this Plan. Each Option shall be exercisable, in whole or in part, at any time and from time to time during the Option Period. Each Option shall terminate on the expiration of its Option Period, if not earlier terminated.

     4.2  Other Terms and Conditions. Each Option award under this Plan shall be
          --------------------------
evidenced by an option Agreement as established, from time to time, by the Committee. The Option Agreements need not be identical with one another, but each one shall include the substance of, and shall be governed by, all of the following terms and conditions:

          (a)  Numbers of Shares and Option Exercise Price. Each Option
               -------------------------------------------
     Agreement shall state the number of shares of Common Stock to which it pertains and the Option exercise price, all in accordance with this Plan.

          (b)  Medium and Time of Payment. Upon exercise of the Option, the
               --------------------------
     Option exercise price shall be payable in United States dollars, either in cash (including by check) or in shares of Common Stock owned by the Optionee or in a combination of cash and Common Stock. If all or any portion of the Option exercise price is paid in Common Stock, then such Common Stock shall be valued at its Fair Market Value as of the Exercise Date.

          (c)  Minimum Exercise; No Transfers. No less than 100 shares of Common
               ------------------------------
     Stock may be purchased by Option exercise at any one time unless the number purchased is the total number of shares in respect of which the Option is then exercisable. No

     Option shall be assignable or transferable by an Optionee, and no other person shall acquire any rights therein, except that, subject to the provisions of Section 4.2(f), the Option may be transferred by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          (d)  Recapitalization; Reorganization. Subject to any action required
               --------------------------------
     by the stockholders of the Company, the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Section 3.2, the number of shares of Common Stock covered by each outstanding Option and the per-share exercise price applicable to each outstanding Option shall, in each case, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

          Subject to any action required by the stockholders, if the Company is the surviving corporation in any merger, then each Option outstanding shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock underlying the Option would have been entitled to receive in the merger. A dissolution, liquidation or consolidation of the Company or a merger in which the Company is not the surviving corporation, other than a merger effected solely for the purpose of changing the Company's domicile, shall cause each outstanding Option not exercised prior to the effective date of such transaction to terminate. In the case of a merger effected for the purpose of changing the Company's domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied immediately prior to such merger, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.

          In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the contemplation of this Plan.

          The foregoing adjustments shall be made by the Committee, whose determination shall be conclusive.

          Except as expressly provided in this subsection, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this subsection, the occurrence of one or more of the above-listed events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the exercise price relative to, the shares of Common Stock underlying an Option.

          The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to issue securities of any class, to make adjustments, reclassifications, reorganizations or changes to, of or in its capital or business structure, to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

          (e)  Rights as a Stockholder. An Optionee or a transferee of an Option
               -----------------------
     shall have no rights as a stockholder with respect to any shares underlying his or her Option until the date of the issuance of a stock certificate for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in subsection 4.2(d).

          (f)  Option Termination. Each Option Agreement shall provide that, if
               ------------------
     the Optionee's status as an independent Director terminates incidental to conduct that, in the judgment of the Committee, involves a breach of fiduciary duty by such Independent Director or other conduct detrimental to the Company, then his or her Option shall terminate immediately and thereafter be of no force or effect. Each Option Agreement also shall provide that, if the Optionee dies or if the Option is transferred pursuant to a qualified domestic relations order as provided in Section 4.2(c), prior to the exercise in full of an Option, then such Option may be exercised not later than the expiration of twelve months following such death or transfer, as the case may be, by the person or persons to whom his or her rights under the Option shall have been transferred by reason thereof (but only to the extent that such Option was exercisable on the date of such death or transfer). Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1  Withholding Taxes. An Independent Director awarded an Option hereunder
          -----------------
shall be deemed conclusively to have authorized the Company to withhold from the fees, commissions or other compensation of such Independent Director funds in amounts, or property (including Common Stock) in value, equal to any federal, state or local income, employment or other withholding taxes applicable to the income recognized by such Independent Director and attributable to the Options or Option Shares acquired pursuant to this Plan as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of
                      --------  -------
federal, state and local taxes as herein provided, the Company may require that the Independent Director (or other person exercising such Option) pay the Company an amount equal to any federal, state and local withholding taxes on such income at the time such withholding is required, if it is ever required, or at such other time as shall be satisfactory to the Company. Nothing in this Section shall be construed to impose on the Company a duty to withhold, where applicable law does not require such withholding, or to imply that an Independent Director is an employee or anything other than an independent contractor with respect to the Company.

     5.2  Amendment, Suspension, Discontinuance and Termination of Plan. The
          -------------------------------------------------------------
Committee may from time to time amend, suspend or discontinue this Plan or revise it in any respect whatsoever for the purpose of maintaining or improving its effectiveness as an incentive device, for the purpose of conforming it to applicable governmental regulations or to any change in applicable law or regulations, or for any other purpose permitted by law; provided, however, that
                                                        --------  -------
no such action by the Committee shall adversely affect any Option theretofore awarded hereunder without the consent of the holder so affected; provided
                                                                 --------
further that any amendment to this Plan that would materially increase the
-------
benefits accruing to participants hereunder, materially increase the number of shares of Common Stock that may be issued upon exercise of Options granted hereunder or materially modify this Plan's requirements as to eligibility for participation herein must be approved by the stockholders of the Company; and provided further that there shall not be amended more than once every six
----------------
months, other than to comport with changes in the Code, any of those provisions of this Plan that permit Directors to receive awards, that state the amount and price of Options, or of the underlying Common Stock, to be awarded hereunder to designated Directors or categories of Directors, that specify the timing of awards hereunder or that set forth the formula that determines the amount, price and timing of awards hereunder. This Plan will terminate on the date when all shares of the Common Stock reserved for issuance under the Plan have been acquired upon exercise of Options granted hereunder or on such earlier date as the Board may determine.

     5.3  Governing Law. This Plan and all rights and obligations hereunder
          -------------
shall be construed in accordance with and governed by the laws of the State of North Carolina.

     5.4  Designation. This Plan may be referred to in other documents and
          -----------
instruments as the "Speedway Motorsports, Inc. Formula Stock Option Plan."

     5.5  Indemnification of Committee. In addition to such other rights of
          ----------------------------
indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including legal fees actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Committee member acted in bad faith in the performance of his or her duties, and without reasonable belief that such performance was in the best interest of the Company.

     5.6  Reservation of Shares. The Company shall, at all times during the term
          ---------------------
of this Plan and so long as any Option shall be outstanding, reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements hereof. Notwithstanding the foregoing, the inability of the Company to obtain, from any regulatory body of appropriate jurisdiction, authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

     5.7  Application of Funds. The proceeds received by the Company from the
          --------------------
sale of Common Stock upon the exercise of Options will be used for general corporate purposes.

     5.8  No Obligation to Exercise. The aware of an Option under this Plan
          -------------------------
shall impose no obligation upon the Optionee to exercise that Option.

     5.9  Approval of Stockholders. No options awarded pursuant to this Plan
          ------------------------
shall be exercisable by an Optionee or enforceable against the Company unless and until the Plan shall have been ratified by the stockholders of the Company so as to comply with the requirements of Rule 16b-3 of the Securities and Exchange Commission.

                    FORMULA STOCK OPTION AGREEMENT AND GRANT

                                   PURSUANT TO

              SPEEDWAY MOTORSPORTS, INC. FORMULA STOCK OPTION PLAN

     This Formula Stock Option Agreement and Grant is entered into as of this ------ day of January, -------- between Speedway Motorsports, Inc., a Delaware corporation (the "Company"), and -------, (the "Optionee").

     WHEREAS, the Company and its stockholders have approved the Speedway Motorsports, Inc. Formula Stock Option Plan (the "plan") pursuant to which the Company may from time to time, make awards of Options (as defined below) and enter into Formula Stock Option Agreements with Independent Directors of the Company (as defined below);

     WHEREAS, pursuant to the Plan, the Company has determined to grant to the Optionee an Option to purchase Common Stock (as defined below) of the Company, which Option shall be subject to the terms and conditions of this Formula Stock Option Agreement and Grant;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

     1.   Definitions.

          For the purposes of this Formula Stock Option Agreement and Grant, the following terms shall have the meanings indicated:

          (a)  "Act" shall mean the Securities Act of 1933, as amended.

          (b)  "Board" shall mean the Board of Directors of the Company

          (c) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Company, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board of Directors.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor revenue laws of the United States.

          (e) "Committee" shall mean the Board, constituted as a committee composed of all Directors other than the Independent Directors.

          (f) "Common Stock" shall mean the Common Stock, par value $.0l per share, of the Company.

          (g) "Company" shall mean Speedway Motorsports, Inc., a Delaware corporation.

          (h) "Disability" shall mean the inability or failure of a person to perform those duties for the Company traditionally assigned to and performed by such person for a period greater than 90 days because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of the disability shall be determined by the Committee, which may consider such evidence as it considered desirable under the circumstances, the determination of which shall be final and binding upon all parties.

          (i) "Exercise Date" shall mean the business day, during the Option Period, upon which the Optionee delivers to the Company the written notice and consideration contemplated by Section 5(c) of the Plan.

          (j) "Fair Market Value" shall mean, with respect to the Common Stock on any day, its market value determined as provided in Section 5(c) of the Plan.

          (k) "Involuntary Termination Without Cause" shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no
                         --------
specific reference to Cause; or (ii) the dismissal of, or the request for resignation of, a person, by duly constituted corporate officer of the Company, or by the Board, for any reason other than for Cause.

          (1) "Independent Director" shall mean any Director other than a Director who, at the time of an option award to such Director hereunder, is a full-time employee of the Company or a subsidiary of the Company.

          (m) "Notice" shall have the meaning indicated in paragraph 3 below.
(n) "Option" shall mean the option to purchase shares of Common Stock granted to the Optionee pursuant to this Option Agreement.

          (o) "Option Agreement" shall mean this Formula Stock Option Agreement and Grant between the Company and the Optionee by which the Option is granted to the Optionee pursuant to the Plan.

          (p) "Option Period" shall mean the period commencing on the date that is six months after the date of this Option Agreement and ending at the close of business ten years from the date hereof or such earlier date as when this Option Agreement may be terminated by its terms.

          (q) "Option Shares" shall mean the shares of Common Stock purchased upon exercise of the Option.

          (r) "Optionee" shall mean the individual executing this Option Agreement and, as applicable, the estate, personal representatives or beneficiary to whom this Option may be transferred pursuant to this Option Agreement by will, by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code.

          (r) "Plan" shall mean the Speedway Motorsports, Inc. Formula Stock Option Plan and any amendments thereto.

          (s) "Retirement" shall mean, with respect to the Optionee, retirement from the Company in accordance with the Company's retirement policy as may be in effect from time to time.

          (t) "Subsidiary" shall mean any subsidiary corporation of Speedway Motorsports, Inc. as defined in Sections 424(f) and 424(g) of the Code. (u) "Termination" shall mean the cessation, for any reason, of the employer-employee relationship between the Company and the Optionee.

          (v) "Total Option Price" shall mean the consideration payable to the Company by the Optionee upon exercise of the Option pursuant to Section 5(c) of the Plan.

     2. Grant of Option. Effective upon the date hereof, and subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the Option to purchase from the Company, at an exercise price of $-------- per share (the per share Fair Market Value of the Common Stock on the date hereof), up to but not exceeding in the aggregate 20,000 shares of Common Stock.

     3. Exercise of Option. The Option granted in paragraph 2 above may be exercised as follows:

          (a) The Option shall be exercisable at any time and from time to time during the Option Period. The Option shall terminate on the expiration of the Option Period, if not earlier terminated; provided that, in the event of the Optionee's Retirement, the Committee in its sole and absolute discretion may accelerate the Exercise Date, which acceleration may, in the sole discretion of the Committee, be subject to further terms and conditions mandated by the Committee.

          (b) No less than 100 shares of Common Stock may be purchased on any Exercise Date unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.

          (c) If at any time and for any reason the Option covers a fraction of a share, then, upon exercise of the Option, the Optionee shall receive the Fair Market Value of such fractional share in cash.

          (d) The option shall be exercised by the Optionee in accordance with the terms and conditions of Section 5(c) of the Plan.

          (e) Within 15 days after the Exercise Date, subject to the receipt of payment of the Total Option Price and of any payment in cash of federal, state or local income tax withholding or other employment tax may be due upon the issuance of the Option Shares as determined and computed by the Company pursuant to paragraph 6 below, the Company shall issue to the Optionee the number of shares with respect to which such Option shall be so exercised and shall deliver to the Optionee a certificate or certificates therefor.

               (f) The Option is not transferable or assignable by the Optionee, except that, subject to the provisions of Paragraph 4, the Option may be transferred by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retired Income Security Act, or the rules thereunder.

          4. Termination. The Option granted hereby shall terminate and be of no force or effect upon and following the occurrence of any of the following events:

               (a) The expiration of the Option Period.

               (b) The Termination of the Optionee's status as an Independent Director incidental to conduct that in the judgment of the Committee, involves a breach of fiduciary duty by such Independent Director or other conduct detrimental to the Company, then his or her Option shall terminate immediately and thereafter be of no force or effect.

               (c) In the event of death of the Optionee or if the Option is transferred pursuant to a qualified domestic relations order prior to the exercise in full of the Option, then such option may be exercised not later than the expiration of twelve months following such death or transfer, as the case may be, by the person or persons to whom his or her rights under the Option shall have been transferred by reason thereof, but only to the extent that such Option was exercisable on the date of such death or transfer. Not withstanding anything to the contrary, an option may not be exercised by anyone after the expiration of its term.

               (f) To the extent set forth in paragraph 7, below, upon the dissolution, liquidation, consolidation or merger of the Company, and, to the extent set forth in subparagraph 3(f), above, upon an attempted assignment or transfer of the Option otherwise than as expressly permitted herein.

               Any determination made by the Committee with respect to any matter referred to in this paragraph 4 shall be final and conclusive on all persons affected thereby.

          5. Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares underlying the Option until the day of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price in accordance with the terms and provisions hereof. Subject to paragraph 7, below, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

          6. Payment of Withholding. Taxes. Upon the Optionee's exercise of his or her Option with respect to any of the Option Shares in accordance with the provisions of paragraph 3, above, the Optionee shall pay to the Company upon exercise of the Option the amount of any federal, state or local income tax withholding or other employment tax that may be due upon such exercise. The determination of the amount of any such federal, state or local tax withholding or other employment tax due in such event shall be made by the Company and shall be binding upon the Optionee.

     7. Recapitalization; Reorganization. The shares underlying this Option are shares of Common Stock as constituted on the date of this Agreement, but if, during the Option Period and prior to the delivery by the Company of all of the shares of Common Stock with respect to which this Option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or some other increase or decrease in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property , then, (a) in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to the Option shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Option Agreement), and the exercise price per share shall be proportionately reduced, and, (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to this Option shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Option Agreement), and the exercise price per share shall be proportionately increased.

     In the event of a merger of one or more corporations into the Company with respect to which the Company shall be the surviving or resulting corporation, the. Optionee shall, at no additional cost, be entitled upon any exercise of this Option to receive (subject to any required action by shareholders), in lieu of the number of shares as to which this Option shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares as to which such Option shall be so exercised; provided, however, that, anything
                                               --------  -------
herein contained to the contrary notwithstanding, upon the occurrence of any event described in Section 5(g) of the Plan, this Option shall be subject to acceleration as provided in such Section 5(g).

     In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     The existence of this Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, dividends, stock dividends, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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

     8. No Registration Rights. Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Option Shares, any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee, in the opinion of the Company's counsel, to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken. Nothing in this Option Agreement shall be construed to obligate the Company at any time to file or maintain the effectiveness of a registration statement under the Act, or under the securities laws of any state or other jurisdiction, or to take or cause to be taken any action which may be necessary in order to provide an exemption from the registration requirements of the Act under Rule 144 or any other exemption with respect to the Option Shares or otherwise for resale or other transfer by the Optionee (or by the executor or administrator of such Optionee's estate or a person who acquired the Option or any Option Shares or other rights by bequest or inheritance or by reason of the death of the Optionee) as a result of the exercise of an Option granted pursuant to this Option Agreement.

     9. Resolution of Disputes. Any disputes or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or other determination by the Committee under or pursuant to this Option Agreement, and any interpretation by the Committee of the terms of this Option Agreement, shall be final, binding and conclusive on all parties affected thereby.

     10. Compliance with the Act. Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any shares of Common Stock to the Optionee upon exercise of the Option granted hereby unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Act and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or "blue sky" laws.

     11.  Miscellaneous.

          (a) Binding on Successors and Representatives. This Option Agreement shall be binding not only upon the parties, but also upon their heirs, executors, administrators, personal representatives, successors, and assigns (including any transfer of a party to this Agreement); and the parties agree, for themselves and their successors, assigns and representatives, to execute any instrument which may be necessary legally to effect the terms and conditions of this Option Agreement.

          (b) Entire Agreement. This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

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          (c)  Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors and assigns.

          (d) Construction of Terms. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

          (e) Notices. All notices, requests and amendments under this Option Agreement shall be in writing, and notices shall be deemed to have been given when personally delivered or sent prepaid registered mail:

               (i)    if to the Company, at the following address:

                      Speedway Motorsports Inc.

                      U.S. Highway 20 North

                      P.O. Box 600

                      Concord, NC 28026-0600

                      Attention:  Secretary

     or at such other address a the Company shall designate by notice.

               (ii) if to the Optionee, to the Optionee's address appearing in the Company's employment records, or at such other address as the Optionee shall designate by notice.

          (f) Governing Law. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina (excluding the principles of conflict of laws thereof.)

          (g) Severability. The invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first written above.


                                     SPEEDWAY MOTORSPORTS, INC.



                                     _________________________________________
                                     Bruton Smith

                                     Chairman and Chief Executive Officer


                                     OPTIONEE:



                                     ____________________________________(SEAL)

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